Chembio Featuring New DPP® Products at AACC Conference & CHEMBIO.COM

MEDFORD, N.Y (July 20, 2009) Chembio Diagnostic Systems, Inc. (a wholly-owned subsidiary of Chembio Diagnostics, Inc., OTCBB CEMI) will present some of the new products and related features that have been developed which incorporate Chembio’s patented Dual Path Platform (DPP®) technology at the American Association of  Clinical Chemistry Conference taking place this week at  McCormick Place in Chicago.    Information concerning these products  also may be viewed at  Chembio’s  web site, www.chembio.com, which  includes  literature and videos describing some of the new DPP® products and other information describing  the Company and its activities.

The DPP® point-of-care immunoassay technology is a recent innovation in the field of rapid testing for which Chembio received a U.S. patent in 2007. DPP® technology employs two separate and distinct membrane strips, one for the sample migration and one for the test reagents. This unique dual-flow design allows for improved control and management of the sample flow.  As a result, the immunological reaction is more efficient than lateral flow tests based upon studies performed by Chembio. DPP® also enables improved multiplexing capabilities as compared with lateral flow technology due to more efficient binding and delivery of sample to multiple test zones.  These features are incorporated into the new DPP® Syphilis Screen & Confirm test that Chembio has developed in collaboration with the United States Centers for Disease Control. Several other new multi-band tests also being developed are described at http://www.chembio.com/globalhealthproducts.html .  The DPP® technology was  critical to the awarding of the $3,000,000 grant from the United States National Institutes of Health that Chembio was awarded in June 2009 as previously reported.

Javan Esfandiari, Chembio’s Senior Vice President of Research & Development and inventor of the technology, commented, “We are very excited about the opportunity that we have to develop a wide range of high performance, cost-effective products that are based upon this technology.” Larry Siebert, Chembio’s Chairman and CEO added. “I am pleased with our progress with the DPP™  technology,  and the opportunity we will have at AACC this year to identify new potential DPP® products and collaborations.”

About Chembio Diagnostics

Chembio Diagnostics, Inc., through its wholly-owned subsidiary Chembio Diagnostic Systems, Inc., develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $5 billion point-of-care testing market. Chembio’s two FDA PMA-approved, CLIA-waived, rapid HIV tests based on lateral flow technology are marketed in the U.S. by Inverness Medical Innovations, Inc. Chembio markets its HIV STAT-PAK® line of rapid HIV tests internationally to government and donor-funded programs directly and through distributors. Chembio also has lateral flow rapid tests for veterinary tuberculosis and Chagas disease.  In 2007 Chembio received a U.S. patent for its Dual Path Platform (DPP®) technology which has significant advantages over lateral-flow technologies. This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products based on DPP®. Headquartered in Medford, NY, with approximately 100 employees, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U.S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13.485.

Forward-Looking Statements

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended.  Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management.  Such statements are estimates only, as the Company has not completed the preparation of its financial statements for those periods, nor has its auditor completed a review or audit of those results.  Actual revenue may differ materially from those anticipated in this press release.  Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties.  Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals in a timely manner and the demand for Chembio's products.  Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events.  Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contacts:
Company: Contact:
Susan Norcott 631-924-1135 x125 or snorcott@chembio.com

Investor & Public Relations
The Investor Relations Group
212-725-3210
James Carbonara JCarbonara@irg.com
Susan Morganbesser  SMorganbesser@irg.com

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